Exhibit 99.1

Larry Brady Chairman & CEO 2007 Needham Growth Conference

Safe Harbor Statement Statements in this presentation that express the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Specifically, we may be discussing new investments, cost reduction and restructuring plans, emerging technology, shifts in our industry and market leadership. A more complete description of what the Company considers to be forward looking statements is contained in the Company’s press releases and in its SEC filings, including the Form 10-K for the year ended December 31, 2005, filed March 2006, and its subsequent reports on Form 10-Q for 2006. Copies of these filings may be obtained by contacting the Company or the SEC.

Intermec – Who We Are Intermec provides expertise, products and services that provide customers the ability to identify, track, and manage critical company resources, making business transformation a reality. What Is Intermec?

Leadership And Experience Intermec serves thousands of companies worldwide, including: 75% of Fortune 500 companies 60% of the Fortune 100 A worldwide leader in automatic identification and data collection (AIDC) 40 years in the AIDC industry >17,500 warehouse solutions installed worldwide >250,000 in-cab solutions installed worldwide Extensive experience at solving real-world mission-critical business problems

Industry / Application PrioritiesApplication Focus Industrial Goods Consumer Goods Retail Government Transportation & Logistics Target Vertical Markets

The World’s Most Complete Line Of Supply Chain Products And Services

Strong Alliance Partners

ADC Innovation Leader Inventor Of Code 39 1st Portable Scanner Wireless LAN Pioneer Bluetooth Scanning 1st Data Collection Pocket PC Fuel Cell Technology Smart Battery RFID Leader 1st Modular Pen Computer MEM’S Scanning

Mobile Computers Wide range of mobile computers for use throughout the Enterprise #1 supplier of rugged PDAs #1 supplier of rugged fixed mount computers Investment protection through industry standards -based designs New technologies to address longstanding business problems RFID Modular Wireless Mobile Computers and Terminals

Newest Notepad Computer - CN3 Most Integrated Radio Options Available GPRS & CDMA WWAN WiFi WLAN Bluetooth GPS 2D Imager & Color Camera Bright Display Rugged Mobile Computer

Data Capture: Scanning Technology Cutting-edge technology developed by Intermec MEMS LaserLinear Imaging Area Imaging RFID Bar Code Scanning

Snappier scanning & improved aiming 10 – 12x faster read rates Longer product life Solid state circuitry Compact form factor Mirror is 1/66th the size of a traditional motor & mirror Easier to Use Aiming Dot – higher user satisfaction and performance Next Generation Laser Scanning Intellibeam Laser Scan Engine

Intermec Linear Imagers Superior performance rivaling lasers Cost competitive Hands free Intermec Area Imagers Intermec’s own 2D imager design Incorporate superior linear imaging technologies New application possibilities Imagers Growing Faster Than Lasers

Intermec Linear Imagers Superior 1D scanning performance rivaling lasers Cost competitive Intermec Area ImagersSuperior 2D bar code scanning and image capture Intermec Exclusive - Auto ranging imager for bar code scanning and image capture from 6 inches to >50 foot read range Image capture offers many new application possibilities Imagers Growing Faster Than Lasers

Intermec Leading RFID Innovation RFID standard Generation 2153 RFID Patents Granted To Date RFID more powerful when used with other ADC Technologies Fixed and portable readers, printers, tags and services

Intermec's IP Licensing

Rapid Start

- 20 Intermec RFID IP Rapid Start Licensee's announced in September, 2005

Symbol Technologies	*Cisco*	*Texas Instruments*
Zebra Technologies	*Paxar*	*Datalogic*
Avery Dennison	*SAMSys*	*Psion Teklogix*
Toppan Printing	*LXE*	*EM Micro*
AWID	*Accusort*	*Datamax*
ThingMagic	*Metrologic*	*Sato*
	Feig	*HHP*

Intermec
RFID

RFID Opportunity for Intermec IP Licensing Smart Tags Primary Infrastructure Installation - Integration Services Pull-along business potential Intermec is uniquely positioned to benefit from five potential revenue streams in RFID

RFID Market Observations Compliance mandates remain in place Standards progress Vendors supporting EPC Gen 2 8 Reader companies & 5 Silicon companies with EPC Gen2 certified products to date Retailers committing to EPC Gen 2 Increased teaming and alliances

RFID Market Observations (cont.) Product prices are dropping Product performance and quality improving Standards beginning on item, sensors, iand active tags ROI’s Developing with compliance projects Rapidly developing with closed loop applications

Highlight on Recent Wins Hong Kong Airport Authority (CL Systems – Intermec partner) RFID bag tag application Intermec selected in a competitive performance evaluation for project roll out Canadian RFID Centre (Intermec & IBM) Loblaw’s sponsoring retailer Food track and trace pilot involving Maple Leaf Foods, General Mills, Scott Paper and Unilever

Highlight on Recent Wins Grupo Familia Wal-Mart compliance supplier South America’s largest Consumer Goods company 6 Major distribution centers 6 million pallets & 15 million cartons annually DaimlerChrysler (Quanta, Inc. / System Concepts – Intermec partners) Intermec readers and tags selected for manufacturing process application

Highlight on ROI Data Partners: Quanta Inc. / System Concepts Customer: Daimler Chrysler Application: Tracking conveyor carriers to reduce body shop process bottlenecks, overtime labor and downtime Summary: Utilized Intermec RFID equipment to implement a conveyor carrier PM system to plan downtime and remove process bottlenecks Result: Reduced labor overtime cost by $1.1 million annually, producing a 4 month payback ROI: 354%

Intermec – Gen2 Supply ChainMETRO Group Sole source award for case level trials Selected IF5 and Intermec enclosure portal systems Achieving 100% read rates on pure pallets & >98% on mixed mode “We have a clear commitment to be the technology leader. We need technology vendors with the same strategy. We believe in Intermec’s capabilities.”  - Dr. Gerd Wolfram

Intermec

Highlight on Gen 2 Products

- Intermec Gen 2 Rigid Tag *Released*



  - Gen 2 compliant and interoperability certified
  - Excellent solution for asset tagging and reusable container tracking projects

- Intermec IM5 Release 2 *Released*



  - Gen 2 compliant and interoperability certified
  - Integrated with IF5 reader, IV7 mobile reader, PM4i and PF2i RFID printer series



  - Significant performance improvements
    - Speed (tags per second)
    - Receiver sensitivity (read rates)



Intermec
RFID

Barcode & RFID Printers, Tags & Media Wide range of printers and media Intermec Smart Printing capability Intermec RFID printers RFID tags, labels and inlays RFID deploy integration services Barcode Printers RFID and Media

Wireless Network Intermec partners with Cisco Cisco AP Features Best-In-Class partner Service and Support Intermec Solutions

SERVICE SUPPORT RANKINGS Commercial Vendors 2006 2005 4.6 4.4 4.5 4.4 Psion Teklogix 4.4 4.3 LXE 4.4 4.3 Motorola 4.0 3.8 Hand Held Products 4.0 4.0 Symbol 4.3 4.0 IBM 3.9 HP 4.5 3.7 4.0 Intermec Rugged Mobile Computer Vendors Panasonic Itronix 4.0 4.0 Dell 4.2 3.8 Source: VDC, 2006 Rated on a 6-point scale, where 1 is poor and 6 is exceptional. According to analyst firm VDC, Intermec is #1 for: customer service and support technical expertise market expertise September 2006, Mobile Enterprise Magazine graphic Ranking is based on more than 1,000 end user responses to a global survey in 2005 and Q1 2006. The distinction is a second year in a row for Intermec.Superior Customer Service

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